UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Vestin Realty Mortgage I, Inc. (the “Company”) announced that, at the Company’s Annual Meeting of Stockholders held on December 14, 2015, Fredrick Leavitt and Michael Shustek were reelected as members of the Board of Directors until their successors are elected and qualified.   There were 539,047 votes cast in favor of the reelection of Mr. Leavitt and 20,499 votes were withheld.  There were 527,347 votes cast in favor of the reelection of Mr. Shustek and 32,149 votes were withheld.  There were also 371,358 broker non-votes.  Further, RBSM, LLP was confirmed as the Company’s independent auditors for the year ending December 31, 2015 with 886,652 votes being cast in favor, 43,452 votes cast against and 750 votes abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

By:  Vestin Mortgage, LLC, its sole manager

By: /s/ Tracee Gress
Tracee Gress
Chief Financial Officer

Date: December 14, 2015

EXHIBIT INDEX

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release of Vestin Realty Mortgage I, Inc. dated December 4, 2014.